Exhibit 1.1

Security Capital Assurance Ltd

Common Shares

____________

Underwriting Agreement

___, 2007
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As representatives of the several Underwriters
named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

XL Insurance (Bermuda) Ltd., a Bermuda limited company (the “Selling Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of _______ common shares, $0.01 par value per common share (“Common Shares”), of Security Capital Assurance Ltd, a Bermuda limited company (the “Company”), and, at the election of the Underwriters, up to _______ additional Common Shares.  The aggregate of _______ Common Shares to be sold by the Selling Shareholder are referred to herein as the “Firm Shares” and the aggregate of ______ additional Common Shares to be sold by the Selling Shareholder at the election of the Underwriters are referred to herein as the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively referred to herein as the “Shares.”

1.  (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)  A registration statement on Form S-1 (File No. 333-___) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto (but including all documents incorporated by reference in the prospectus contained therein), to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed or document incorporated by reference therein with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through Goldman, Sachs & Co. or (b) the Selling Shareholder (and relating to the Selling Shareholder), in each case expressly for use therein;

(iii)  For the purposes of this Agreement, the “Applicable Time” is ______ P.M. (Eastern daylight savings time) on the date of this Agreement.  The Pricing Prospectus, when read together with the information set forth in Exhibit I hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto (to the extent that such Issuer Free Writing Prospectus constitutes an “issuer free writing prospectus” as defined in Rule 433 under the Act) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus, the Preliminary Prospectus, dated _______, 2007, or the Prospectus and such Issuer Free Writing Prospectus, when read together with the Pricing Prospectus and the Preliminary Prospectus, dated _______, 2007, including all of the risk factors and other disclosures included therein, and the information set forth in Exhibit I hereto as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through Goldman, Sachs & Co. or (b) the Selling Shareholder (and relating to the Selling Shareholder), in each case expressly for use therein;

(iv)  The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(v)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading and the statements in the Prospectus in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (a) an Underwriter through Goldman, Sachs & Co. or (b) the Selling Shareholder (and relating to the Selling Shareholder), in each case expressly for use therein;

(vi)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a Material Adverse Effect (as defined below) or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital(other than changes resulting from the exercise of options or the conversions of warrants or securities which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of securities) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii)  The Company has been duly incorporated and is validly existing as a limited company in good standing under the laws of Bermuda, with full power and authority to own its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(viii)  The Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus and all of the issued Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Prospectus and Prospectus under “Description of Share Capital”;

(ix)  The Shares to be sold by the Selling Shareholder hereunder have been duly and validly authorized and, when delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Pricing Prospectus and the Prospectus under “Description of Share Capital”; the Company has no preemptive or similar rights with respect to the Shares to be sold by the Selling Shareholder hereunder and no shareholder consents are required in connection with the sale of such Shares;

(x)  This Agreement has been duly authorized, executed and delivered by the Company;

(xi)  The sale of the Shares, the execution and delivery of this Agreement and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum of Association, Bye-laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body (a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties, except in each case (other than with respect to such Memorandum of Association, Bye-laws or similar organizational documents) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect;

(xii)  No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Agency (a “Governmental Authorization”) is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the first Time of Delivery, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xiii)  The subsidiaries of the Company listed on Schedule III hereto are the only “subsidiaries” of the Company as defined in the Act.  All of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except for (i) a 15% ownership interest in XL Financial Assurance Ltd. that is owned by a third party and (ii) directors’ qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xiv)  Prior to the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act;

(xv)  Other than as set forth in the Pricing Prospectus and Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Company’s claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;  and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvii)  Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association, Bye-laws or similar organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;

(xviii)  The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital” and in the Company’s Schedule 14A,  as filed with the Commission on April 2, 2007, under the caption “Certain Relationships and Related Transactions and Director Independence”, insofar as they purport to constitute a summary of the terms of the Common Shares and the other documents described therein, and the statements set forth in the Pricing Prospectus and Prospectus under the caption “Certain Tax Considerations” and in the Company’s Form 10-K for the fiscal year ended December 31, 2006 under the caption “Legal Proceedings” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;

(xix)  The Company is not and, after giving effect to the offering and sale of the Shares will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xx)  PricewaterhouseCoopers LLP, who have certified the financial statements of the Company that are incorporated by reference in the Pricing Prospectus and Prospectus, is an inde-

pendent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxi)  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale or delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof, other than as described in the opinion of Conyers Dill & Pearman delivered pursuant to Section 8(d) of this Agreement;

(xxii)  At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;

(xxiii)  The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(xxiv)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(b)  The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:

(i)  To the extent that any statements or omissions made in the Registration Statement, the Prospectus, the Pricing Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any further amendments or supplements thereto are made in reliance upon and in conformity with information furnished by and relating to the Selling Shareholder, the Registration Statement did not, when it became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, the Pricing Prospectus, such Preliminary Prospectus, such Issuer Free Writing Prospectus and any further amendments or supplements thereto, when they were or are filed with the Commission, as the case may be, did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the  circumstances under which they were  made, not  misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Registration Statement, the Prospectus, the Pricing Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any further amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(ii)  This Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

(iii)  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

(iv)  The sale of the Shares to be sold by the Selling Shareholder hereunder, the execution of this Agreement and the compliance by the Selling Shareholder with all of the provisions hereof and the consummation of the transactions contemplated herein to be performed by the Company and the Selling Shareholder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Memorandum of Association, Bye-laws or similar organizational documents of the Selling Shareholder or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder;

(v)  The Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by it hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi)  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, hedge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any shares of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares or any shares that are convertible into or exchangeable for, or that represent the right to receive, shares or any such substantially similar securities, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day Period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Selling Shareholder hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to the Selling Shareholder (in accordance with Section 13 hereof) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the Selling Shareholder; the Selling Shareholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired;

(vii)  Neither the Selling Shareholder nor, to the Selling Shareholder’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act;

(viii)  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8 BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)  Certificates in negotiable form representing all of the Shares to be sold by the Selling Shareholder hereunder have been, or will be at the applicable Time of Delivery, duly and properly endorsed in blank for transfer, accompanied by all documents, including stock powers, duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim whatsoever.

2.  Subject to the terms and conditions herein set forth, (a) the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price per share of $_____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Selling Shareholder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholder hereby grants to the Underwriters the right to purchase at their election up to ______ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. to the Company and the Selling Shareholder given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Goldman, Sachs & Co. but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Shareholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.  Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.  (a)  The Shares to be purchased by each Underwriter hereunder, will be represented by one or more definitive global shares in book-entry form which will be deposited by or on behalf of the Selling Shareholder with the Depository Trust Company (“DTC”) or its designated custodian.  The Selling Shareholder will deliver such Shares to Goldman, Sachs & Co. for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholder as their interests may appear to Goldman, Sachs & Co. at least twenty-four hours in advance by causing DTC to credit the Shares to the account of Goldman, Sachs & Co. at DTC. The Selling Shareholder, upon request by Goldman, Sachs. & Co., will cause the certificates representing such Shares to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ___, 2007 or such other time and date as Goldman, Sachs & Co. and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholder may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.  The Company agrees with each of the Underwriters:

(a)  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly any material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to advise you, promptly after it receives notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Shares contemplated by this Agreement (the date of which shall be confirmed to the Company by you) of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Shares contemplated by this Agreement for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of the issuance of any such notice, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Shares;

(b)  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)  Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act  or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; you will inform the Company when the Underwriters’ obligation to deliver a prospectus has expired;

(d)  To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus not to offer, sell, contract to sell, pledge, hedge,

grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any shares or any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares or any such substantially similar securities (other than pursuant to the Company’s Amended and Restated 2006 Long Term Incentive and Share Award Plan, Amended and Restated Annual Incentive Compensation Plan or Deferred Compensation Program), or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Company will provide Goldman, Sachs & Co., the Selling Shareholder and the directors and officers of the Company who execute and deliver lock-up letters pursuant to Section 8(l) hereof with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f)  During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission; provided, however that any information or documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or otherwise made available on the Company’s website shall be considered sufficiently furnished to you for the purposes of this Section 5(f);

(g)  To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(h)  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(i)  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.  (a)  The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co. (as to both form and content), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus, the use and content of which have been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II hereto;

(b)  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the  Exchange; the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing share certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  The Company further covenants and agrees with the several Underwriters and the Selling Shareholder that it will pay or cause to be paid all costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Shareholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder.  It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.  The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)  Simpson Thacher & Bartlett LLP counsel for the Underwriters, shall have furnished to you their written opinion or opinions and letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)  Cahill Gordon & Reindel llp United States counsel for the Company and the Selling Shareholder, shall have furnished to you their written opinion or opinions and letter, dated such Time of Delivery, in the form attached hereto in Annex II-1 and Annex II-2, respectively;

(d)  Conyers Dill & Pearman, Bermudian counsel for the Company and the Selling Shareholder, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in the form attached hereto in Annex III-1 and Annex III-2, respectively;

(e)  Slaughter and May, English counsel for the Company, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in the form attached hereto in Annex IV;

(f)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the last Time of Delivery and also at each Time of Delivery, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, who has certified the combined financial statements of the Company that are included in the Pricing Prospectus and Prospectus, shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g)  (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than changes resulting from the exercise of options or the conversion of warrants or securities which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of securities) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(h)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries or the financial strength or claims paying ability of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) other than any announcements made prior to the date of this Agreement, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or the financial strength or claims paying ability of the Company or any of its subsidiaries;

(i)  On or after date of the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States or Bermuda or the declaration by the United States or Bermuda of a national emergency or war if the effect of any such event specified in this clause (iv) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by the United States or Bermuda; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States or Bermuda or elsewhere, if the effect of any such event specified in this clause  in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)  The Shares shall have been duly listed, subject to notice of issuance on the Exchange;

(k)  The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)  You shall have received lock-up letters, dated the date of this Agreement, in the form attached hereto in Annex I-1 from each of the directors and officers of the Company set forth in Annex I-2;

(m)  The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Shareholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (g) and (h) of this Section and as to such other matters as you may reasonably request;

(n)  Prior to each Time of Delivery, the Company and the Selling Shareholder shall have furnished to you such further information, certificates and documents as you may reasonably request; and

(o)  Susan Comparato, General Counsel of XL Capital Assurance Inc. (“XLCA”) shall have furnished to you such person’s written opinion or opinions, dated such Time of Delivery, in the form attached hereto in Annex V.

9.  (a)  The Company and the Selling Shareholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further that the aggregate amounts payable by the Selling Shareholder under this Section 8(a) shall not exceed the net proceeds received by the Selling Shareholder from the sale of Shares pursuant to this Agreement after deducting underwriting commissions and discounts.

(b)  Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein, and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below).  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the aggregate amount that the Selling Shareholder shall be required to contribute shall not exceed the amount by which the net proceeds received by the Selling Shareholder from the sale of Shares pursuant to this Agreement after deducting underwriting commissions and discounts exceeds the amount of any damages which the Selling Shareholder have otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

10.  (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties satisfactory to the Selling Shareholder to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Selling Shareholder notify you that they have so arranged for the purchase of such Shares, you or the Selling Share-

holder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Shareholder, except for the expenses to be borne by the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.  If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7, 9 and 24 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 9 and 24 hereof.

13.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York  10004, Attention: Registration Department; if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you upon request; provided, however, that notices under subsection 1(b)(vi) and 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room; and if to the directors and officers who have executed and delivered lock-up letters pursuant to section 8(l) shall be delivered or sent by mail, telex or facsimile transmission to such persons at One Bermudiana Road, Hamilton HM 11, Bermuda, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  The Selling Shareholder covenants and agrees with each of the Underwriters that the Selling Shareholder and its subsidiaries will not directly or indirectly transfer, distribute (by dividend or otherwise), convey or otherwise dispose of all or substantially all of the assets of the Selling Shareholder and its subsidiaries taken as a whole to any person (other than the Selling Shareholder or one or more subsidiaries of the Selling Shareholder) in one or more related transactions unless (i) the person or persons to whom such assets are transferred, distributed, conveyed or otherwise disposed or (ii) at the option of the Selling Shareholder, XL Capital Ltd agrees in writing to assume and perform the Selling Shareholder’s obligations under this Agreement, including the Selling Shareholder’s obligations pursuant to Section 9 hereof.

16.  The Company and the Selling Shareholder irrevocably (i) agree that any legal suit, action or proceeding against the Company and/or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholder has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the

New York County Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and the Selling Shareholder represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholder.

17.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.  “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

18.  The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholder have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Company and the Selling Shareholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

19.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

20.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.  Each of the Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.  Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and struc-

ture, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholder jointly and severally will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Shareholder and each of you, plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Security Capital Assurance Ltd

By:           ________________________
Name:
Title:

XL Insurance (Bermuda) Ltd

By:           ________________________
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By: ________________________
(Goldman, Sachs & Co.)

J.P. Morgan Securities Inc.

By: ________________________
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: ________________________
Name:
Title:

On Behalf of Each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total Number of Shares to be Sold
The Selling Shareholder (a):

(a)	The address of the Selling Shareholder is: One Bermudiana Road, Hamilton HM 11, Bermuda.

SCHEDULE II

Issuer Free Writing Prospectuses

Electronic Road Show Posted on www.retailroadshow.com on _________.

SCHEDULE III

Subsidiaries of the Company

SCA Bermuda Administrative Ltd

XL Financial Assurance Ltd.

SCA Holdings US Inc.

SCA Administrative Holdings US Inc.

XL Financial Administrative Services

XL Portfolio Advisors Inc.

XLCA Admin LLC

XLCDS LLC

XL Capital Assurance Inc.

XL Capital Assurance (U.K.) Limited

ANNEX I-1

Security Capital Assurance Ltd

Lock-Up Agreement

_____, 2007

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY  10004

Re:  Security Capital Assurance Ltd - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Security Capital Assurance Ltd, a Bermuda limited company (the “Company”), and the selling shareholder party thereto providing for a public offering of Common Shares of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company, or any options or warrants to purchase any Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) at any time after the date on which such person ceases to be a director or officer of the Company, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) for bona fide tax planning purposes or (v) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

________________________________________
Exact Name of Shareholder

________________________________________
Authorized Signature

________________________________________
Title

ANNEX I-2

List of Directors and Officers Required to Execute Lock-Up Agreements

Name	Position

Michael P. Esposito, Jr.	Chairman of the Board

Paul S. Giordano	Director; President and Chief Executive Officer

E. Grant Gibbons	Director

Bruce G. Hannon	Director

Mary R. Hennessy	Director

Robert M. Lichten	Director

Brian M. O’Hara	Director

Coleman D. Ross	Director

Alan Z. Senter	Director

David P. Shea	Executive President and Chief Financial Officer

Edward B. Hubbard	Vice President and Chief Operating Officer of XLCA

Michael E. Rego	Executive Vice President—Financial Guaranty Reinsurance

Thomas W. Currie	Senior Vice President and Chief Risk Officer; Chief Underwriting Officer of XLFA

Claude L. LeBlanc	Executive Vice President—Corporate Development and Strategy

Orlando Rivera	Managing Director and Head of Human Resources

ANNEX II-1

Form of Cahill Opinion

We have acted as special New York counsel to Security Capital Assurance Ltd, a Bermuda exempted company (the “Company”) and XL Insurance (Bermuda) Ltd, a Bermuda limited company (the “Selling Shareholder”) in connection with the sale by the Selling Shareholder to you and the other underwriters named in Schedule I to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”) of ______ of the Company’s Common Shares, par value US$0.01 per share (the “Shares”).  This opinion is being furnished to you pursuant to Section 8(c) of the underwriting agreement, dated ________ 2007 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder and the Underwriters.  Capitalized terms used herein without definition have the meanings specified in the Underwriting Agreement.

A registration statement on Form S-1 (SEC File No. 333-______) relating to the Shares was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Act”), and, as thereafter amended, became effective on ______, 2007.  The registration statement, as amended at the time it became effective, including information deemed included therein in accordance with the provisions of Rule 430A under the Act, but excluding exhibits thereto, is hereinafter referred to as the “Registration Statement,” and the prospectus dated ______, 2007, in the form filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the “Prospectus”.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company and the Selling Shareholder certificates of public officials and other certificates and opinions provided to us by the Company and the Selling Shareholder.  In our examination, we have assumed (a) the due organization and valid existence of the Company and the Selling Shareholder, (b) the due authorization, execution and delivery by each of the parties thereto of the Underwriting Agreement (other than due execution and delivery thereof by the Company and the Selling Shareholder), (c) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on all documents submitted to us.

Whenever our opinion is indicated to be “to our knowledge,” it should be understood that during the course of our representation of the Company and the Selling Shareholder we have not undertaken any independent investigation to determine the existence or absence of facts.  The words “to our knowledge” and similar language used in the opinions expressed below are limited to the knowledge of the lawyers within our firm who have provided regular and substantive legal services to the Company and its subsidiaries.  In addition, in connection with our opinions below, we wish to advise you that we are not involved in the day-to-day conduct of the business of the Company and the Selling Shareholder and accordingly, there may be facts and/or instruments and agreements of which we are not aware, and contracts that we have not reviewed, that might cause us to alter the statements made in such paragraphs.

We advise you that based upon the foregoing, in our opinion:

1.           Insofar as the laws of the State of New York are applicable thereto, the Underwriting Agreement has been duly executed and delivered by the Company.

2.           To our knowledge, the sale of the Shares, the execution, delivery and performance by the Company of the Underwriting Agreement and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation by the Company of the transactions contemplated therein to be performed by it do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed as exhibits to the Registration Statement.

3.           To our knowledge, the sale of the Shares, the execution, delivery and performance by the Company of the Underwriting Agreement and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation by the Company of the transactions contemplated therein to be performed by it do not (A) require any consent, approval, authorization or other order of any United States federal or State of New York court or governmental body or agency (except such as may be required under the state securities or Blue Sky laws) or (B) violate or conflict with the terms, conditions or provisions of the Memorandum of Association or other organizational documents of the Company or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative or court decree of any United States or State of New York governmental body or agency or court of which we have knowledge (except we have not been requested to and do not express any opinion as to any state securities or Blue Sky laws).

4.           To our knowledge, other than as set forth or incorporated into the Registration Statement, the preliminary prospectus of the Company dated 2007, relating to the Shares (the “Preliminary Prospectus”) and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so disclosed.

5.           Each of the subsidiaries of the Company listed on Schedule A-1 hereto is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

6.           Each of the subsidiaries of the Company listed on Schedule A-2 hereto is an existing corporation in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

7.           To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned by such persons in the Preliminary Prospectus, the Prospectus and the Registration Statement.

8.           Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, to our knowledge, there are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s Memorandum of Association or any agreement or other instrument.

9.           The Company is not and will not become, as a result of the offering and sale of the Shares, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

10.           The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading

11.           The Registration Statement has become effective under the Act, the required filing of the Prospectus pursuant to Rule 424(b) and Rule 430A under the Act has been made and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of the Prospectus or Preliminary Prospectus has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

12.           The statements set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions (i) ”Certain Tax Considerations—United States Taxation”, insofar as they purport to describe the provisions of the federal income tax laws of the United States of America referred to therein, and (ii) ”Description of Share Capital—Differences in Corporate Law”, insofar as they purport, in the context of the purpose stated in the Registration Statement for such section, to describe the provisions of the General Corporation Law of the State of Delaware referred to therein, fairly describe such provisions in all material respects.

13.           Insofar as the laws of the State of New York are applicable thereto, the Underwriting Agreement has been duly executed and delivered by the Selling Shareholder.

14.           To our knowledge, the sale of the Shares, the execution, delivery and performance by the Selling Shareholder of the Underwriting Agreement and the compliance by the Selling Shareholder with all of the provisions of the Underwriting Agreement and the consummation by the Selling Shareholder of the transactions contemplated therein to be performed by it do not (A) require any consent, approval, authorization or other order of any United States federal or State of New York court or governmental body or agency (except such as may be required under the state securities or Blue Sky laws), (B) violate or conflict with the terms, conditions or provisions of the ______ or other organizational documents of the Selling Shareholder or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative or court decree of any United States or State of New York governmental body or agency or court of which we have knowledge (except we have not been requested to and do not express any opinion as to any state securities or Blue Sky laws).

15.           To our knowledge, the sale of the Shares, the execution, delivery and performance by the Selling Shareholder of the Underwriting Agreement and the compliance by the Selling Shareholder with all of the provisions of the Underwriting Agreement and the consummation by the Selling Shareholder of the transactions contemplated therein to be performed by it do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any of the agreements listed on Schedule B hereto.

16.           To our knowledge, the Company is not in violation of the Memorandum of Association and Bye-laws of the Company which could have a Material Adverse Effect.

17.           Except as to financial statements, financial schedules and other financial and statistical data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as to which we have not been requested to and do not express any opinion, the Registration Statement as of its effective date and the Preliminary Prospectus and the Prospectus, as of their respective dates, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

18.           Upon (i) the payment for the Shares to be sold by the Selling Shareholder in accordance with the Underwriting Agreement, (ii) the delivery of such Shares to, registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or other nominee designated by the Depository Trust Company (“DTC”) and (iii) the crediting of such Shares to the accounts of the several Underwriters maintained by DTC (the “DTC Accounts”), assuming that the DTC Accounts are “securities accounts” (as defined in Section 8-501 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”)) and that neither DTC nor such Underwriters have a notice of any adverse claim (within the meaning of Section 8-105 of the UCC) with respect to such Shares, the Underwriters will acquire “security entitlements” (as defined in Section 8-102 of the UCC) in respect to such Shares free of any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares.  For purposes of this opinion we have assumed that when such payment, delivery and registration occurs, (x) the Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law and (y) that the securities intermediary jurisdiction with respect to the DTC Accounts is the State of New York. The opinion in this paragraph 16 is limited only to Article 8 of the UCC.

In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company or the Selling Shareholder, as applicable, and upon the representations and warranties set forth in the Underwriting Agreement.  We understand that on this date you will be receiving (i) an opinion of Conyers Dill & Pearman as to matters of Bermudian law, (ii) an opinion of Slaughter and May as to matters of United Kingdom law and (iii) an opinion of Susan Comparato, General Counsel of XL Capital Assurance Inc.

This letter does not cover any laws, statutes, governmental rules or regulations or decisions which in our experience are not generally applicable to transactions of the kind covered by the Underwriting Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Underwriting Agreement.

We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the States of Delaware and New York and the federal laws of the United States of America.  In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the States of Delaware and New York and the federal laws of the United States.  Accordingly, our opinions expressed in paragraphs 1 and 12 above are not intended as opinions under the laws of the jurisdictions of organization of the Company and the Selling Shareholder and are intended to cover only the nature of the Underwriting Agreement as a contract and obligation created under and governed by the laws of the States of Delaware and New York.

This opinion is solely for your benefit in connection with your purchase of the Shares on the date hereof and may not be delivered to, used or relied upon for any other purpose or by any person other than you without our prior written consent; provided, however, that we hereby consent to The Bank of New York, as Transfer Agent and Registrar for the Shares, relying on the opinion in paragraph 6 above, subject to the assumptions, qualifications and conditions set forth herein, as if the opinion set forth in such paragraph was addressed directly to The Bank of New York, as Transfer Agent and Registrar.

ANNEX II-2

Form of Cahill Negative Assurance Letter

We have acted as special United States counsel to Security Capital Assurance Ltd, a Bermuda exempted company (the “Company”), and XL Insurance (Bermuda) Ltd, a Bermuda limited company (the “Selling Shareholder”) in connection with the sale by the Selling Shareholder to you and the other underwriters named in Schedule I to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”) of ______ of the Company’s Common Shares, par value US$0.01 per share (the “Shares”).  This letter is furnished to you pursuant to Section 8(c) of the underwriting agreement, dated _______, 2007 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder and the Underwriters.  All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Underwriting Agreement.

We have participated in conferences with representatives of the Company, the Selling Shareholder, representatives of Bermudian counsel to the Company and Selling Shareholder,  officers and other representatives of the Underwriters, representatives of counsel to the Underwriters, and representatives of the independent public accountants of the Company and its subsidiaries at which conferences the contents of the Registration Statement, the Prospectus and the document and other information described on Schedule A hereto (the “General Disclosure Package”) and related matters were discussed.  Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Registration Statement, the Prospectus and the General Disclosure Package, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the General Disclosure Package and have made no independent check or verification thereof (except to the extent provided in paragraph 12 of our opinion of even date herewith).  On the basis of the foregoing, no facts have come to our attention that would lead us to believe (i) that the Registration Statement (including the documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the General Disclosure Package, as of   p.m. (Eastern daylight savings time) on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood, in each case, that we have not been requested to and do not express any comment with respect to the financial statements and the notes thereto and the other financial data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package).

This letter is solely for your benefit in connection with your purchase of the Shares on the date hereof and may not be delivered to, used or relied upon for any other purpose or by any person other than you without our prior written consent.

SCHEDULE A

1.           Preliminary Prospectus dated as of _______, 2007.

2.           Pricing Information:  The public offering price of the Shares is $_____ per share

ANNEX III-1

Form of Conyers Opinion

We have acted as special legal counsel in Bermuda to the Company in connection with an offering to be made pursuant to a Registration Statement on Form S-1 (Registration No.333-_______) (the “Registration Statement” which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission on _______, 2007 relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of _______ common shares, par value US$0.01 each, which are being offered by XL Insurance (Bermuda) Ltd (the “Selling Shareholder”), together with an additional          common shares, par value US$0.01 each subject to an over-allotment option granted to the Underwriters (as defined below) by the Selling Shareholder pursuant to the Underwriting Agreement (as defined below) (together, the “Shares”).

For the purposes of giving this opinion, we have examined the following documents:

(i)	a facsimile copy of the Registration Statement;

(ii)	a copy of the Preliminary Prospectus dated _____, 2007, relating to the offering	of the Shares (the “Preliminary Prospectus”);

(iii)	a copy of the Prospectus dated ______, 2007, relating to the offering of the Shares (the “Prospectus”); and

(iv)
a facsimile copy of an underwriting agreement (the “Underwriting Agreement”) which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) dated _____ between the Company and the Underwriters (as defined therein).

We have also reviewed the Memorandum of Association and the Bye-laws of the Company (the Memorandum of Association and Bye-laws of the Company so certified are and together referred to as the “Constitutional Documents”), XLFA and SCABA, each certified by the Secretary of the Company on _____ 200_, minutes of a meeting of the directors of the Company held on May   , 2007, [minutes of a meeting of the Special Finance Committee of the directors of the Company, held on ______ 2007] (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the  Underwriting Agreement, other than the Company, to enter into and perform its respective obligations under the Underwriting Agreement, (d) the due execution and delivery of the Underwriting Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby, (e) the accuracy and completeness of all factual representations made in the Prospectus, the Underwriting Agreement and other documents reviewed by us (except to the extent that we expressly opine herein on matters of Bermuda law), (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Underwriting Agreement which is expressed to be governed by such Foreign Laws in accordance with its respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the  Underwriting Agreement to the non-exclusive jurisdiction of  the federal district court for the Southern District of New York and the New York County Court (the “Foreign Courts”), (j) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (k) that at the time of and after entering into the Underwriting Agreement, the Company is and will be able to pay its liabilities as they become due.

The obligations of the Company under the Underwriting Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e)  may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Underwriting Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.           The Company, XLFA and SCABA are duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.           The authorized share capital of the Company is US$500,000 divided into 500,000,000 shares of par value US$0.01 as set out under the caption “Description of Share Capital – General” as set out on page __ of the Preliminary Prospectus and on page     of the Prospectus.  Based solely on a review of a certified copy of the Registrar of Members of the Company dated _____, 2007, all of the issued shares of the Company on _____, 2007 have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by any holder thereof in connection with the issue thereof).    When paid for in accordance with the Underwriting Agreement, the Shares to be sold by the Selling Shareholder will be validly issued, fully paid and non-assessable (mean-

ing that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights.

3.           The authorized share capital of XLFA is US$_____.  Based solely on a review of a certified copy of the Registrar of Members of XLFA dated _____, 2007, all of the issued shares of the XLFA on that date have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and are registered in the name of the following:

Security Capital Assurance Ltd. _____common shares par value US$______

Financial Security Assurance Holdings Ltd. – 363 Series A Preferred Shares par value US$120

Based solely on a review of the Bye-laws and Memorandum of Association of the XLFA as at ______, 2007, certified by the Secretary of XLFA on _____, 2007 and the Bermuda Companies Act 1981 none of the issued shares of the Company were issued in violation of any pre-emptive or other similar rights under Bermuda law.

4.           The authorized share capital of SCABA is US$_____.  Based solely on a review of a certified copy of the Registrar of Members of SCABA dated ______, 2007, all of the issued shares of the SCABA on that date have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and are registered in the name of the Company.  Based solely on a review of the Bye-laws and Memorandum of Association of SCABA as at _____, 2007, certified by the Secretary of SCABA on ______, 2007 and the Bermuda Companies Act 1981 none of the issued shares of the Company were issued in violation of any pre-emptive or other similar rights under Bermuda law.

5.           The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Documents and the necessary corporate power to conduct its business as described under the caption “Business” in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the “10-K Report”) incorporated by reference into the Preliminary Prospectus and the Prospectus.  The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

6.           XLFA has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described under the caption “Business” in the 10-K Report incorporated by reference into the Preliminary Prospectus and the Prospectus, and was registered as a Class 3 insurer in terms of the Insurance Act 1978 effective ______ and is authorized to carry on business in that capacity subject to the provisions of the Insurance Act 1978 and the regulations promulgated thereunder, and the conditions set out in Schedule I to the Certificate of Registration, issued by the Registrar of Companies to the subsidiary, dated ______.  A copy of the said Certificate of Registration, together with the said Schedule I, is attached as Exhibit A to this opinion.

7.           The Company has taken all corporate action required to authorise its execution, delivery and performance of the Underwriting Agreement.  The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

8.           No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement, except such as have been duly obtained or filed in accordance with Bermuda law.

9.           It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that any of the Underwriting Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $515 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  As the Underwriting Agreement is governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

10.           The procedure for the service of process on the Company through C.T. Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in Section 16 of the Underwriting Agreement would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.

11.           There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Underwriting Agreement.

12.           The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement other than as stated in paragraph 8 hereof.

13.           The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

14.           The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement in respect of itself or its property.

15.           Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at ______am/pm on ______ (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

16.           The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

17.           Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.

18.           The Underwriters have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Underwriting Agreement.  It is not necessary or advisable in order for the Underwriters to enforce its rights under the Underwriting Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

19.           The consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to the sale of the Shares by the Selling Shareholder and any actions taken pursuant to the indemnification and contribution provisions contained in the Underwriting Agreement) will not, subject to Section 39A(2A) of the Act, constitute unlawful financial assistance by the Company under Bermuda law.

20.           The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justices of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts and (f) there is due compliance with the correct procedures under the laws of Bermuda.

21.           Based solely upon a review of the register of members of the Company dated _____, prepared by the Secretary , the issued share capital of the Company (including the Shares to be sold by the Selling Shareholders) consists of ______ common shares par value ______, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  Underwriting Agreement

22.           The statements contained in the Prospectus under the captions “Description of Share Capital” and “Certain Tax Considerations–Bermuda Taxation” and in the 10-K Report under the captions “Regulation–sBermuda” and “Risk Factors–Risks Related to this Offering and Ownership of Our Common Shares”, to the extent that they constitute statements of Bermuda law or describe the Constitutional Documents, are accurate in all material respects.

ANNEX III-2

Form of Conyers Opinion

We have acted as special legal counsel in Bermuda to the Selling Shareholder (the “Company”) in connection with the sale by the Selling Shareholder of common shares par value US$0.01 in Security Capital Assurance Ltd. by the Company.

For the purposes of giving this opinion, we have examined a facsimile copy of an Underwriting Agreement among Security Capital Assurance Ltd., the Company and Goldman, Sachs & Co., as representative of the several Underwriters named in Schedule I thereto (together “the Underwriters”) dated _____ 2007, which is herein sometimes referred to as the “Underwriting Agreement” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on _____ 2007, minutes of a meeting of its directors held on _____ 2007 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Underwriting Agreement, other than the Company, to enter into and perform its respective obligations under the Underwriting Agreement; (d) the due execution and delivery of the Underwriting Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Underwriting Agreement and other documents reviewed by us (except to the extent that we expressly opine herein on matters of Bermuda law); (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Underwriting Agreement  in accordance with  its terms; (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Underwriting Agreement to the non-exclusive jurisdiction of the federal district court of the Southern District of New York and the New York Count Court (the “Foreign Courts”); (j) that on the date of entering into the Underwriting Agreement the Company is and after entering into the Underwriting Agreement will be able to pay its liabilities as they become due.

The obligations of the Company under the Underwriting Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign

Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Underwriting Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.  On the basis of and subject to the foregoing, we are of the opinion that:

1.           The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.           The Company has the necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement.  The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3.           The Company has taken all corporate action required to authorise its execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

4.           No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement, except such as have been duly obtained in accordance with Bermuda law.

5.           It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent of the Underwriting Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  As the Underwriting Agreement is governed by the Foreign Laws, the question of whether it creates such an interest in property would be determined under the Foreign Laws.

6.           There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Underwriting Agreement.

7.           The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement other than as stated in paragraph 5 hereof.

8.           Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at ______ on ______, 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

9.           The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement in respect of itself or its property.

10.           The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.

11.           The Underwriters have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Underwriting Agreement.  It is not necessary or advisable in order for the Underwriters to enforce its rights under the Underwriting Agreement, including the exercise or remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

12.           The procedure for the service of process on the Company through C.T. Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in section 16 of the Underwriting Agreement would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.

13.           The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

14.           The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

ANNEX IV

Form of Slaughter and May Opinion

We have acted as United Kingdom tax counsel to Security Capital Assurance Ltd (the “Company”) in connection with the preparation of the discussion of certain United Kingdom tax matters in the registration statement on Form S-1 (SEC File No. 333-______) which was filed by the Company with the United States Securities and Exchange Commission on ______, 2007 and, as thereafter amended, became effective on ______ 2007.

This opinion is being furnished to you pursuant to Section 8(c) of the underwriting agreement, dated ______, 2007 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder and the Representative on behalf of the Underwriters.

Capitalised terms used herein without definition have the meanings as specified in the Underwriting Agreement.

It is our opinion that, subject to the qualifications set out therein, the statements made in the Registration Statement, the Preliminary Prospectus dated ______, 2007 and the Prospectus under the captions “Certain Tax Considerations—United Kingdom Taxation,” insofar as they purport to describe the provisions of the tax laws of the United Kingdom referred to therein, are accurate and correct in all material respects.

This opinion is solely for your benefit in connection with your purchase of the Shares on the date hereof and may not be delivered to, used or relied upon for any other purpose or by any person other than you without our prior written consent.

ANNEX V

Form of Susan Comparato Opinion

I am General Counsel of XL Capital Assurance Inc.  In connection with the issuance and sale by XL Insurance (Bermuda) Ltd, a Bermuda limited company (the “Selling Shareholder”), to the Underwriters of _____ Shares of Security Capital Assurance Ltd (the “Company”) par value US$0.01 per share (the “Shares”).  This opinion is being furnished to you pursuant to Section 8(o) of the underwriting agreement, dated _____, 2007 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder and the Underwriters.  Capitalized terms used herein without definition have the meanings specified in the Underwriting Agreement.

A registration statement on Form S-1 (SEC File No. 333-_____) relating to the Shares was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Act”), and, as thereafter amended, became effective on ______, 2007.  The registration statement, as amended at the time it became effective, including information deemed included therein in accordance with the provisions of Rule 430A under the Act, but excluding exhibits thereto, is hereinafter referred to as the “Registration Statement,” and the prospectus dated ______, 2007, in the form filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the “Prospectus”.

For purposes of this opinion I have been informed that you are receiving opinions of Cahill Gordon & Reindel LLP, Conyers, Dill & Pearman and Slaughter and May, special New York, Bermuda and United Kingdom legal counsel, respectively, for the Company.  I have not independently verified any of the matters contained in such opinions or made any investigations in connection with any such matters.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that:

The statements set forth in the Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Business—Regulation—United States,” and incorporated by reference into the Registration Statement, the preliminary prospectus of the Company dated ___, 2007 and this insofar as they purport to summarize applicable provisions of the New York Insurance Law and certain state insurance laws referred to therein, fairly describe such provisions in all material respects.

This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in my experience are not generally applicable to transactions of the kind covered by the Underwriting Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Underwriting Agreement.

I have examined and relied upon the representations, warranties and covenants contained in the Underwriting Agreement, certificates of public officials and of other officers of the Company and such other documents and records as I deemed relevant and necessary as a basis for the opinion expressed.

In rendering this opinion, I express no opinions as to the laws of any jurisdictions other than the laws of the State of New York and the Federal laws of the United States of America.

Neither this opinion nor any part hereof may be delivered to or used or relied upon  by any person other than you, without my prior written consent.

EXHIBIT I

Certain Information

Total Number of Firm Shares Sold by the Selling Shareholder:

Total Number of Optional Shares:

Price per Share:  $_____

E-1